Exhibit 99.1

Prestige Consumer Healthcare Inc. Reports First Quarter Fiscal 2024 Results

◦Revenue of $279.3 Million in Q1, up 0.8% versus Prior Year and up 1.8% excluding Foreign Currency
◦Reduced Leverage Ratio to 3.2x at Quarter End and Completed $25 Million Share Repurchase Program
◦Reaffirming Full-Year Fiscal 2024 Revenue, Earnings, and Cash Flow Outlook

TARRYTOWN, N.Y.--(GLOBE NEWSWIRE)-August 3, 2023-- Prestige Consumer Healthcare Inc. (NYSE:PBH) today reported financial results for its first quarter ended June 30, 2023.

“We are pleased with our first quarter results that delivered a strong start to the year. Solid Q1 revenue and profit growth were slightly ahead of our expectations, thanks to our leading and diversified portfolio of brands. Our strategic priority of disciplined capital deployment remains unchanged, and during Q1 we completed our share repurchase program while further reducing debt and leverage,” said Ron Lombardi, Chief Executive Officer of Prestige Consumer Healthcare.

First Fiscal Quarter Ended June 30, 2023

Reported revenues in the first quarter of fiscal 2024 of $279.3 million increased 0.8% from $277.1 million in the first quarter of fiscal 2023. Revenues increased 1.8% excluding the impact of foreign currency. The solid revenue performance for the quarter was broad-based across North America, partially offset by a slight decline in the International OTC segments versus the prior year comparable period.

Reported net income for the first quarter of fiscal 2024 totaled $53.3 million, compared to the prior year first quarter’s net income of $55.3 million. Diluted earnings per share of $1.06 for the first quarter of fiscal 2024 compared to $1.09 in the prior year comparable period.

Free Cash Flow and Balance Sheet

The Company's net cash provided by operating activities for first quarter fiscal 2024 was $48.1 million, compared to $58.2 million during the prior year comparable period. Non-GAAP free cash flow in the first quarter of fiscal 2024 was $46.6 million compared to $57.2 million in the prior year first quarter, with the change attributable to the timing of working capital expenditures.

In the first quarter fiscal 2024, the Company repurchased approximately 0.4 million shares at a total investment of $25.0 million, completing its previously authorized share repurchase program.

The Company's net debt position as of June 30, 2023 was approximately $1.3 billion, resulting in a covenant-defined leverage ratio of 3.2x.

Segment Review

North American OTC Healthcare: Segment revenues of $246.1 million for the first quarter fiscal 2024 increased 1.5% compared to the prior year comparable quarter's segment revenues of $242.5 million. The revenue performance for the quarter was driven by strong performance across many brands and led by the Dermatological and Gastrointestinal categories.

International OTC Healthcare: Fiscal first quarter 2024 revenues were $33.2 million compared to $34.5 million reported in the prior year comparable period. The slight decline in revenue versus the prior year first quarter was driven by a $1.9 million currency headwind.

Commentary Reaffirming Outlook for Fiscal 2024

Ron Lombardi, Chief Executive Officer, stated, “Our strong start to fiscal ’24 is fueled by robust growth in multiple categories such as Dermatological and Gastrointestinal, and highlights the impact of our long-standing brand-building across our diverse portfolio. Meanwhile, we continued to generate strong profitability and free cash flow that allowed us to reduce our leverage to 3.2x at the end of Q1, even with our $25 million share repurchase that drove additional shareholder value.”

“We are reaffirming our fiscal 2024 outlook that includes solid sales and earnings growth that builds off our record fiscal 2023 performance. We remain focused on executing our proven business strategy and leveraging our diverse portfolio of brands to create shareholder value,” Mr. Lombardi concluded.

Reaffirmed Fiscal 2024 Outlook
Revenue	$1,135 to $1,140 million
Organic Revenue Growth	1% to 2%
Diluted E.P.S.	$4.27 to $4.32
Free Cash Flow	$240 million or more

Fiscal First Quarter 2024 Conference Call, Accompanying Slide Presentation and Replay

The Company will host a conference call to review its first quarter fiscal 2024 results today, August 3, 2023 at 8:30 a.m. ET. The Company provides a live Internet webcast, a slide presentation to accompany the call, as well as an archived replay, all of which can be accessed from the Investor Relations page of the Company's website at www.prestigeconsumerhealthcare.com. To participate in the conference call via phone, participants may register for the call here to receive dial-in details and a unique pin. While not required, it is recommended to join 10 minutes prior to the event start. The slide presentation can be accessed from the Investor Relations page of the website by clicking on Webcasts and Presentations.

A conference call replay will be available for approximately one week following completion of the live call and can be accessed on the Company’s Investor Relations page.

Non-GAAP and Other Financial Information
In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the “About Non-GAAP Financial Measures” section at the end of this earnings release.

Note Regarding Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "guidance," "outlook," "projected," “focus,” “priority,” "may,"

"will," "would," "expect," "anticipate," "believe,” or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, statements regarding the Company's future operating results including revenues, organic growth, diluted earnings per share, and free cash flow, the Company’s priority of disciplined capital deployment, and the Company’s ability to create shareholder value. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors, including the impact of business and economic conditions, including as a result of labor shortages, inflation and geopolitical instability, consumer trends, the impact of the Company’s advertising and marketing and new product development initiatives, customer inventory management initiatives, fluctuating foreign exchange rates, competitive pressures, and the ability of the Company’s manufacturing operations and third party manufacturers and logistics providers and suppliers to meet demand for its products and to avoid inflationary cost increases and disruption as a result of labor shortages. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2023 and other periodic reports filed with the Securities and Exchange Commission.

About Prestige Consumer Healthcare Inc.
Prestige Consumer Healthcare is a leading consumer healthcare products company with sales throughout the U.S. and Canada, Australia, and in certain other international markets. The Company’s diverse portfolio of brands include Monistat® and Summer’s Eve® women's health products, BC® and Goody's® pain relievers, Clear Eyes® and TheraTears® eye care products, DenTek® specialty oral care products, Dramamine® motion sickness treatments, Fleet® enemas and glycerin suppositories, Chloraseptic® and Luden's® sore throat treatments and drops, Compound W® wart treatments, Little Remedies® pediatric over-the-counter products, Boudreaux’s Butt Paste® diaper rash ointments, Nix® lice treatment, Debrox® earwax remover, Gaviscon® antacid in Canada, and Hydralyte® rehydration products and the Fess® line of nasal and sinus care products in Australia. Visit the Company's website at www.prestigeconsumerhealthcare.com.

Prestige Consumer Healthcare Inc.
Condensed Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended June 30,
(In thousands, except per share data)	2023	2022
Total Revenues	$279,309	$277,059

Cost of Sales
Cost of sales excluding depreciation	122,654	114,996
Cost of sales depreciation	1,982	1,944
Cost of sales	124,636	116,940
Gross profit	154,673	160,119

Operating Expenses
Advertising and marketing	36,231	39,951
General and administrative	27,687	26,714
Depreciation and amortization	5,561	6,440
Total operating expenses	69,479	73,105
Operating income	85,194	87,014

Other expense
Interest expense, net	17,719	15,292
Other (income) expense, net	(1,238)	825
Total other expense, net	16,481	16,117
Income before income taxes	68,713	70,897
Provision for income taxes	15,437	15,625
Net income	$53,276	$55,272

Earnings per share:
Basic	$1.07	$1.10
Diluted	$1.06	$1.09

Weighted average shares outstanding:
Basic	49,767	50,264
Diluted	50,196	50,730

Comprehensive income, net of tax:
Currency translation adjustments	(646)	(9,519)
Net loss on termination of pension plan	—	(790)
Total other comprehensive loss	(646)	(10,309)
Comprehensive income	$52,630	$44,963

Prestige Consumer Healthcare Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	June 30, 2023	March 31, 2023

Assets
Current assets
Cash and cash equivalents	$54,580	$58,489
Accounts receivable, net of allowance of $24,928 and $20,205, respectively	157,950	167,016
Inventories	169,849	162,121
Prepaid expenses and other current assets	9,379	4,117
Total current assets	391,758	391,743

Property, plant and equipment, net	69,979	70,412
Operating lease right-of-use assets	13,443	14,923
Finance lease right-of-use assets, net	3,535	4,200
Goodwill	527,458	527,553
Intangible assets, net	2,336,137	2,341,893
Other long-term assets	3,267	3,005
Total Assets	$3,345,577	$3,353,729

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	57,861	62,743
Accrued interest payable	15,188	15,688
Operating lease liabilities, current portion	6,600	6,926
Finance lease liabilities, current portion	2,855	2,834
Other accrued liabilities	64,767	72,524
Total current liabilities	147,271	160,715

Long-term debt, net	1,316,711	1,345,788
Deferred income tax liabilities	383,955	380,434
Long-term operating lease liabilities, net of current portion	8,217	9,876
Long-term finance lease liabilities, net of current portion	945	1,667
Other long-term liabilities	8,183	8,165
Total Liabilities	1,865,282	1,906,645

Total Stockholders' Equity	1,480,295	1,447,084
Total Liabilities and Stockholders' Equity	$3,345,577	$3,353,729

Prestige Consumer Healthcare Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended June 30,
(In thousands)	2023	2022
Operating Activities
Net income	$53,276	$55,272
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,543	8,384
Loss on disposal of property and equipment	—	13
Deferred income taxes	4,272	1,213
Amortization of debt origination costs	983	828
Stock-based compensation costs	4,146	3,857
Non-cash operating lease cost	1,244	1,493
Other	—	446
Changes in operating assets and liabilities:
Accounts receivable	5,632	(7,079)
Inventories	(7,711)	(14,415)
Prepaid expenses and other current assets	(5,181)	(3,227)
Accounts payable	(5,599)	2,542
Accrued liabilities	(8,519)	10,524
Operating lease liabilities	(1,745)	(1,602)
Other	(254)	(2)
Net cash provided by operating activities	48,087	58,247

Investing Activities
Purchases of property, plant and equipment	(1,477)	(1,047)
Other	3,800	—
Net cash provided by (used in) investing activities	2,323	(1,047)

Financing Activities
Term loan repayments	(30,000)	(15,000)
Borrowings under revolving credit agreement	—	20,000
Repayments under revolving credit agreement	—	(10,000)
Payments of finance leases	(699)	(686)
Proceeds from exercise of stock options	7,028	1,489
Fair value of shares surrendered as payment of tax withholding	(5,508)	(5,450)
Repurchase of common stock	(25,000)	(37,727)
Net cash used in financing activities	(54,179)	(47,374)

Effects of exchange rate changes on cash and cash equivalents	(140)	(1,142)
Increase (decrease) in cash and cash equivalents	(3,909)	8,684
Cash and cash equivalents - beginning of period	58,489	27,185
Cash and cash equivalents - end of period	$54,580	$35,869
Interest paid	$17,582	$3,562
Income taxes paid	$11,964	$1,799

Prestige Consumer Healthcare Inc.
Condensed Consolidated Statements of Income
Business Segments
(Unaudited)

	Three Months Ended June 30, 2023
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Consolidated
Total segment revenues*	$246,143	$33,166	$279,309
Cost of sales	110,076	14,560	124,636
Gross profit	136,067	18,606	154,673
Advertising and marketing	31,401	4,830	36,231
Contribution margin	$104,666	$13,776	$118,442
Other operating expenses			33,248
Operating income			$85,194
*Intersegment revenues of $1.4 million were eliminated from the North American OTC Healthcare segment.

	Three Months Ended June 30, 2022
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Consolidated
Total segment revenues*	$242,518	$34,541	$277,059
Cost of sales	102,921	14,019	116,940
Gross profit	139,597	20,522	160,119
Advertising and marketing	35,412	4,539	39,951
Contribution margin	$104,185	$15,983	$120,168
Other operating expenses			33,154
Operating income			$87,014
* Intersegment revenues of $0.5 million were eliminated from the North American OTC Healthcare segment.

About Non-GAAP Financial Measures
In addition to financial results reported in accordance with GAAP, we disclose certain Non-GAAP financial measures ("NGFMs"), including, but not limited to, Non-GAAP Organic Revenues, Non-GAAP Organic Revenue Change Percentage, Non-GAAP EBITDA, Non-GAAP EBITDA Margin, Non-GAAP Free Cash Flow, and Net Debt.
We use these NGFMs internally, along with GAAP information, in evaluating our operating performance and in making financial and operational decisions. We believe that the presentation of these NGFMs provides investors with greater transparency, and provides a more complete understanding of our business than could be obtained absent these disclosures, because the supplemental data relating to our financial condition and results of operations provides additional ways to view our operation when considered with both our GAAP results and the reconciliations below. In addition, we believe that the presentation of each of these NGFMs is useful to investors for period-to-period comparisons of results in assessing shareholder value, and we use these NGFMs internally to evaluate the performance of our personnel and also to evaluate our operating performance and compare our performance to that of our competitors.
These NGFMs are not in accordance with GAAP, should not be considered as a measure of profitability or liquidity, and may not be directly comparable to similarly titled NGFMs reported by other companies. These NGFMs have limitations and they should not be considered in isolation from or as an alternative to their most closely related GAAP measures reconciled below. Investors should not rely on any single financial measure when evaluating our business. We recommend investors review the GAAP financial measures included in this earnings release. When viewed in conjunction with our GAAP results and the reconciliations below, we believe these NGFMs provide greater transparency and a more complete understanding of factors affecting our business than GAAP measures alone.
NGFMs Defined
We define our NGFMs presented herein as follows:
•Non-GAAP Organic Revenues: GAAP Total Revenues excluding the impact of foreign currency exchange rates in the periods presented.
•Non-GAAP Organic Revenue Change Percentage: Calculated as the change in Non-GAAP Organic Revenues from prior year divided by prior year Non-GAAP Organic Revenues.
•Non-GAAP EBITDA: GAAP Net Income before interest expense, net, provision for income taxes, and depreciation and amortization.
•Non-GAAP EBITDA Margin: Calculated as Non-GAAP EBITDA divided by GAAP Total Revenues.
•Non-GAAP Free Cash Flow: Calculated as GAAP Net cash provided by operating activities less cash paid for capital expenditures.
•Net Debt: Calculated as total principal amount of debt outstanding ($1,330,000 at June 30, 2023) less cash and cash equivalents ($54,580 at June 30, 2023). Amounts in thousands.

The following tables set forth the reconciliations of each of our NGFMs (other than Net Debt, which is reconciled above) to their most directly comparable financial measures presented in accordance with GAAP.

Reconciliation of GAAP Total Revenues to Non-GAAP Organic Revenues and related Non-GAAP Organic Revenue Change percentage:

	Three Months Ended June 30,
	2023	2022
(In thousands)
GAAP Total Revenues	$279,309	$277,059
Revenue Change	0.8%
Adjustments:
Impact of foreign currency exchange rates	—	(2,724)
Total adjustments	—	(2,724)
Non-GAAP Organic Revenues	$279,309	$274,335
Non-GAAP Organic Revenue Change	1.8%

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and related Non-GAAP EBITDA Margin:

	Three Months Ended June 30,
	2023	2022
(In thousands)
GAAP Net Income	$53,276	$55,272
Interest expense, net	17,719	15,292
Provision for income taxes	15,437	15,625
Depreciation and amortization	7,543	8,384
Non-GAAP EBITDA	$93,975	$94,573
Non-GAAP EBITDA Margin	33.6%	34.1%

Reconciliation of GAAP Net Income to Non-GAAP Free Cash Flow:

	Three Months Ended June 30,
	2023	2022
(In thousands)
GAAP Net Income	$53,276	$55,272
Adjustments:
Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows	18,188	16,234
Changes in operating assets and liabilities as shown in the Statement of Cash Flows	(23,377)	(13,259)
Total adjustments	(5,189)	2,975
GAAP Net cash provided by operating activities	48,087	58,247
Purchases of property and equipment	(1,477)	(1,047)
Non-GAAP Free Cash Flow	$46,610	$57,200

Outlook for Fiscal Year 2024:

Reconciliation of Projected GAAP Net cash provided by operating activities to Projected Non-GAAP Free Cash Flow:

(In millions)
Projected FY'24 GAAP Net cash provided by operating activities	$250
Additions to property and equipment for cash	(10)
Projected FY'24 Non-GAAP Free Cash Flow	$240